EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended March 31,		Nine months ended March 31,

(in millions, unaudited)	2005	2006	2005 (combined)	2006

Adjusted EBITDA	$73.5	$70.3	$179.7	$196.6
Total revenues	643.0	680.8	1,636.5	1,970.2

Adjusted EBITDA Margin	11.4%	10.3%	11.0%	10.0%

Adjusted EBITDA	$73.5	$70.3	$179.7	$196.6
Interest, net	(25.4)	(27.8)	(62.3)	(82.4)
Income tax benefit (expense)	(13.6)	(10.9)	34.8	(18.6)
Depreciation and amortization	(13.1)	(25.5)	(53.0)	(74.5)
Minority interests	(0.3)	(0.7)	0.5	(2.3)
Gain (loss) on sale of assets	(0.2)	12.0	(1.0)	12.0
Equity method income	0.3	‑	0.6	0.8
Stock compensation	(0.2)	(0.5)	(97.1)	(1.1)
Debt extinguishment costs	‑	‑	(62.2)	(0.1)
Merger expenses	(0.1)	‑	(23.2)	‑
Monitoring fees	(1.3)	(1.3)	(2.7)	(3.9)

Net income (loss)	$19.6	$15.6	$(85.9)	$26.5
Total revenues	$643.0	$680.8	$1,636.5	$1,970.2

Net income (loss) margin	3.0%	2.3%	(5.2)%	1.3%